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                                                                       EXHIBIT 5

             [Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]


                                      April 13, 2000

Alkermes, Inc.
64 Sidney Street
Cambridge, Massachusetts  02139

     Re:  Registration Statement on Form S-3 for Alkermes, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Alkermes, Inc., a Pennsylvania corporation (the "Company"), and are rendering this opinion in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration by the Company of 352,504 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), to be sold by the holder thereof as described in the Registration Statement (the "Selling Shareholder").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and all exhibits thereto and such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth, including the Company's Amended and Restated By-Laws, certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Common Stock and statements by certain officers of the Company.

     Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that the shares of Common Stock to be sold by the Selling Shareholder are duly authorized, legally issued, fully paid and non-assessable.

     We express no opinion as to the law of any jurisdiction other than the law of the Commonwealth of Pennsylvania.

     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm in the section of the Registration Statement entitled "Legal Matters."

                                      Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP